UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Telecomunicaciones de Puerto Rico, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Commission File Number 333-85503

Commonwealth of Puerto Rico	66-0566178
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

1515 F.D. Roosevelt Avenue
Guaynabo, Puerto Rico	00968
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 787-792-6052

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2004, Puerto Rico Telephone Company, Inc. (“PRTC”), a wholly-owned subsidiary of Telecomunicaciones de Puerto Rico, Inc. (the “Company”), issued a press release announcing that Mr. Gary S. Butler resigned as Chief Operating Officer of both PRTC and the Company, effective December 19, 2004, to accept a position with Verizon Communications Inc.

On December 17, 2004, PRTC also announced in the press release that Mr. Walter C. Forwood, who currently serves as Vice President of Wireless Services of both PRTC and the Company, was appointed to replace Mr. Butler as Chief Operating Officer, effective January 11, 2005. Mr. Forwood, who is 41 years old, joined both PRTC and the Company in June 2003 as Chief Financial Officer and was subsequently appointed as Vice President and General Manager of Wireless Services, building upon his recent experience as President and Chief Executive Officer of CTI Holdings S.A. (formerly a Verizon wireless affiliate in Argentina) from March 2001 until May 2003. Mr. Forwood has worked in a number of finance and senior management positions in the United States and in Latin America, including serving as Chief Operating Officer of El Sitio, Inc., as the Chief Financial Officer for Cisneros Television Group and Corporation IMPSA S.A. Mr. Forwood holds a bachelor’s degree in Economics from the Universidad Argentina de la Empresa and a Masters of Science in Finance from Florida International University.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 English translation of the press release issued by Puerto Rico Telephone Company, Inc. dated December 17, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telecomunicaciones de Puerto Rico, Inc.
	By:	/s/ Adail Ortiz
Adail Ortiz
Date: December 22, 2004		Chief Accounting Officer

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EXHIBIT INDEX

Exhibit
Number
99.1	English translation of the press release issued by Puerto Rico Telephone Company, Inc. dated December 17, 2004.

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